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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Golden Phoenix Minerals, Inc. on Form SB-2/A of our report, dated May 12, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
September 9, 2003